SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     September 22, 2006

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (781) 749-7600

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2006, The Talbots, Inc. (the “Company”) and Arnold B. Zetcher, Chairman, President and Chief Executive Officer of the Company (the “executive”) entered into an amendment to his employment agreement originally entered into and dated October 22, 1993, as amended May 11, 1994 and May 25, 2005 (the “agreement”). The parties approved the agreement on September 27, 2006. The amendment was reviewed and approved by the Compensation Committee of the Board of Directors of the Company.

Under the amendment, in the event the executive’s employment is terminated prior to the end of the term of the agreement by the Company other than for cause, death or disability or by the executive for good reason, the executive would be entitled to a lump sum amount equal to his base salary through the end of the term of the agreement, plus target bonus under the Company’s Management Incentive Plan (MIP) through the end of fiscal 2007 (unless earlier earned by the executive in the normal course under the MIP then in effect), and continuation of his medical, disability, life and other customary benefits through the end of the term of the agreement.

The executive’s stock options and performance accelerated restricted stock will continue to vest through the end of the term of the agreement at which time all unvested stock options will vest in full and unvested restricted stock will vest on a pro rated basis (using a 5-year proration schedule from the date of each award). The vesting of the executive’s stock options and pro rata vesting of restricted stock through the end of the agreement would also occur if the executive’s employment is terminated prior to the end of the term of the agreement by the Company other than for cause, death or disability or by the executive for good reason.

If the executive’s employment is terminated prior to the end of the term of the agreement by the Company other than for cause, death or disability or by the executive for good reason, the executive would also be entitled to pension benefits under the executive’s umbrella SERP equal to the benefits calculated as of such termination date or as of the end of the term of the agreement, whichever is greater.

The amendment provides that for fiscal 2007 the executive will receive equity awards consistent with the Company’s past practice for grants of such awards to him, provided the Company makes such awards generally to its executives. In the event that, prior to the grant of the fiscal 2007 equity awards, the executive’s employment is terminated by the Company other than for cause, death or disability or by the executive for good reason, he will be entitled to a lump sum amount equal to the equivalent value of the expected fiscal 2007 stock option award and twenty percent (20%) of the equivalent value of the expected fiscal 2007 restricted stock award.

If a change in control of Talbots (as defined in the agreement) occurs, and the executive’s employment is subsequently terminated, in each case prior to the end of fiscal 2007, by the Company other than for cause, death or disability or by the executive for good reason, the executive would be entitled to two times his base salary and maximum MIP bonus, plus an amount equal to his pro rata maximum MIP bonus for the year of termination, and continuation of certain benefits for up to two years.

The amendment extends the term of the executive’s agreement through March 31, 2008. Prior to this amendment, the Company and the executive each had the right to terminate the executive’s employment with or without cause at any time after August 2005.

The term of the amended agreement may be earlier terminated by either the executive or the Company as provided therein and as generally described above, including obligations for the payment of salary, incentive compensation and benefits through the end of the term in the event of any termination by the Company other than for cause, death or disability or by the executive for good reason. The agreement may also be terminated by the Company or by the executive following the end of fiscal 2007, provided that upon any such termination by the Company the executive would be entitled to salary and benefits and would continue as non-executive chairman of the board, through the end of the term of the agreement.

No change was made to the executive’s base salary or cash incentive compensation under the MIP as part of the amended agreement. In all other material respects, the agreement remains unchanged. The terms of the amendment were reviewed by the Compensation Committee of the Board with its outside compensation consultant.

The above is intended as a summary of the amendment to the agreement, and is qualified in its entirety by the terms of the amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

The Company previously reported in its Current Report on Form 8-K dated May 9, 2006 that Olga L. Conley had been appointed effective as of May 3, 2006 as Executive Vice President, Administration of Talbots and that in connection with such appointment she received, among other things, a grant of 59,890 shares of Talbots restricted common stock. Ms. Conley previously was Executive Vice President/ Chief Financial Officer and Chief Administrative Officer of the J. Jill Group, Inc. The underlying grant agreement as referenced in the above May 9, 2006 Current Report on Form 8-K (the “Grant Agreement”) was executed on September 22, 2006 and is filed herewith as Exhibit 10.2, in connection with such grant of restricted common stock.

Also related to her appointment as Executive Vice President, Administrator of Talbots, on September 22, 2006 the Company and Ms. Conley executed a change in control agreement (the “change in control agreement”) on substantially the same terms as certain other executive officers of Talbots. Pursuant to the change in control agreement, in the event that Ms. Conley’s employment is terminated without cause by the Company within 12 months following a change in control, the Company will make a lump sum payment equal to one times her annual base salary plus a target bonus amount and she would continue to participate in benefit programs until the earlier of one year or such time as she is eligible to be covered by a comparable program of a subsequent employer. The above description is qualified in its entirety by the terms of the change in control agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information included in Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

d.     Exhibits.

10.1             Amendment No. 3 to Employment Agreement, by and between The Talbots, Inc. and Arnold B. Zetcher dated September 28, 2006.

10.2             Grant Agreement by and among The Talbots, Inc., The J. Jill Group, Inc., and Olga L. Conley dated May 8, 2006.

10.3             Change in Control Agreement by and between The Talbots, Inc. and Olga L. Conley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: September 29, 2006	By:	/s/ Richard T. O’Connell, Jr.
	Name:	O’Connell, Richard T. Jr.
	Title:	Senior Vice President, Legal and
Real Estate, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Employment Agreement by and between The Talbots, Inc. and Arnold B. Zetcher dated September 28, 2006.

10.2	Grant Agreement, by and among The Talbots, Inc., The J. Jill Group, Inc., and Olga L. Conley dated May 8, 2006.

10.3	Change in Control Agreement by and between The Talbots, Inc. and Olga L. Conley.